Exhibit 10.2

FIRST SUPPLMENT TO THE PURCHASE
AND SALE AGREEMENT DATED MARCH 14, 2008

The Purchase and Sale Agreement (the “Agreement”) was entered into on March 14, 2008, by and between certain shareholders of Calypso Wireless, Inc. (“Sellers”) and certain investors (the “Buyers”) (collectively the “Parties”).

For the consideration recited in the Agreement, the Buyers, as defined in the Agreement, further hereby agree and covenant not to sue,  directly and/or indirectly,  the Sellers, as defined in the Agreement, and any current and/or former Board of Directors and Officers, Agents, employees, Zimmerman, Axelrad, Meyer, Stern, & Wise, P.C., Brian W. Zimmerman, Eric Fryar, The Fryar Law Firm, P.C.,  attorneys of the Company for any claims, causes of action, demands, liability, damages, in law and/or in equity, known and/or unknown, for any and claims including negligence, tort, breach of contract.  Further, the Buyers hereby release, the Sellers and Current and Former Directors and Officers including Antonio Zapata, Julieta Moran, George Schilling, Cheryl Dotson, David Davila, Carlos Mendoza, and Zimmerman, Axelrad, Meyer, Stern, & Wise, P.C., Brian W. Zimmerman, Eric Fryar, The Fryar Law Firm, P.C. for any claims, causes of action, demands, liability, damages, in law and/or in equity, known and/or unknown, for any and claims including, but not limited to,  negligence, breach of fiduciary duties, tort, and/or breach of contract.   This Covenant not to Sue and Release is to include, but is not limited to, any and all claims against Board Members, Officers, agents and/or employees for any action and/or inaction that concerns, and/or otherwise relates to entering into this Agreement or any agreement and/or obligation in connection with the Agreement.  This Release is to be construed as broadly as possible to encompass any claims and/ or causes of action against the foregoing.  The Board and Officers of the Company currently consist of the following individuals: Antonio Zapata, Julieta Moran, George Schilling and Cheryl Dotson. The former Board of Directors and Officers consist of the following individuals: David Davila and Carlos Mendoza.  This Release shall also apply to any and all conceivable claims, demands, causes of action that could be brought by and/or on behalf of any officers, directors, agents, employees of the Company, as defined by the Agreement,   put into place by the Buyers, directly or indirectly, against Current and Former Directors and Officers including Antonio Zapata, Julieta Moran, George Schilling, Cheryl Dotson, David Davila, Carlos Mendoza, and Zimmerman, Axelrad, Meyer, Stern, & Wise, P.C., Brian W. Zimmerman, Eric Fryar, The Fryar Law Firm, P.C.

Agreed and Accepted:

For the Buyers:

/s/ John W. Dalton
John W. Dalton, authorized agent for Buyers

Date: 4-4-08

Buyers:

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